Exhibit 12(b)

MANULIFE FINANCIAL CORPORATION

CALCULATION OF EARNINGS TO FIXED CHARGES RATIOS

(Canadian Dollars in Millions)

(Canadian GAAP)

	For the Twelve Months Ended December 31,
	2004	2003	2002	2001	2000
Earnings (a):
Income before minority interest in consolidated subsidiaries, income or loss from equity investees and provision for income taxes	$3,383.6	$1,862.7	$1,742.4	$1,355.7	$1,167.6
Add: fixed charges	562.3	352.8	350.2	284.2	217.3
Add: distributed income of equity investees	122.9	4.8	3.4	2.1	1.9
Less: preference security dividend requirements of consolidated subsidiaries	134.0	125.4	132.6	69.1	62.6

Earnings	3,934.8	2,094.9	1,963.4	1,572.9	1,324.2
Fixed charges:
Interest expensed and capitalized	422.9	227.4	217.6	215.1	154.7
Interest on element of rental	5.4	—	—	—	—
Preference security dividend requirements of consolidated subsidiaries	134.0	125.4	132.6	69.1	62.6

Total fixed charges	$562.3	$352.8	$350.2	$284.2	$217.3

Ratio of earnings to fixed charges	7.0	5.9	5.6	5.5	6.1

(a)	For the purpose of calculating the ratio of earnings to fixed charges, “earnings” represent income before minority interest in consolidated subsidiaries, income or loss from equity investees and provision for income taxes, plus fixed charges and distributed income of equity investees, less preference security dividend requirements of consolidated subsidiaries. “Fixed charges” consist of interest expensed and capitalized, which includes amortization of premiums, discounts and capitalized expenses related to indebtedness, the portion of rental expense that management believes is representative of the interest component of lease expense, and preference security dividend requirements of consolidated subsidiaries.

MANULIFE FINANCIAL CORPORATION

CALCULATION OF EARNINGS TO FIXED CHARGES RATIOS

(Canadian Dollars in Millions)

(Continued)

(Including Interest Credited to Policyholders)

(U.S. GAAP)

	For the Twelve Months Ended December 31,
	2004	2003	2002	2001	2000
Earnings (a):
Income before minority interest in consolidated subsidiaries, income or loss from equity investees and provision for income taxes	$3,361.3	$1,916.6	$1,306.7	$1,270.9	$2,191.6
Add: fixed charges	2,451.3	1,103.0	1,049.5	1,004.0	929.8
Add: distributed income of equity investees	122.9	4.8	3.4	2.1	1.9
Less: preference security dividend requirements of consolidated subsidiaries	133.9	125.4	132.6	69.1	62.6

Earnings	5,801.6	2,899.0	2,227.0	2,207.9	3,060.7
Fixed charges:
Interest expensed and capitalized	437.0	234.5	217.6	215.1	154.7
Interest on element of rental	5.4	—	—	—	—
Preference security dividend requirements of consolidated subsidiaries	133.9	125.4	132.6	69.1	62.6
Interest credited to policyholders	1,875.0	743.1	699.3	719.8	712.5

Total fixed charges	$2,451.3	$1,103.0	$1,049.5	$1,004.0	$929.8

Ratio of earnings to fixed charges	2.4	2.6	2.1	2.2	3.3

(a)	For the purpose of calculating the ratio of earnings to fixed charges, “earnings” represent income before minority interest in consolidated subsidiaries, income or loss from equity investees and provision for income taxes, plus fixed charges and distributed income of equity investees, less preference security dividend requirements of consolidated subsidiaries. “Fixed charges” consist of interest expensed and capitalized, which includes amortization of premiums, discounts and capitalized expenses related to indebtedness, the portion of rental expense that management believes is representative of the interest component of lease expense, preference security dividend requirements of consolidated subsidiaries, and interest credited to policyholders.

MANULIFE FINANCIAL CORPORATION

CALCULATION OF EARNINGS TO FIXED CHARGES RATIOS

(Canadian Dollars in Millions)

(Continued)

(Excluding Interest Credited to Policyholders; Net of Interest Rate and Currency Swaps)

(U.S. GAAP)

	For the Twelve Months Ended December 31,
	2004	2003	2002	2001	2000
Earnings (a):
Income before minority interest in consolidated subsidiaries, income or loss from equity investees and provision for income taxes	$3,361.3	$1,916.6	$1,306.7	$1,270.9	$2,191.6
Add: fixed charges	538.3	332.1	322.1	264.9	214.5
Add: distributed income of equity investees	122.9	4.8	3.4	2.1	1.9
Less: preference security dividend requirements of consolidated subsidiaries	133.9	125.4	132.6	69.1	62.6

Earnings	3,888.6	2,128.1	1,499.6	1,468.8	2,345.4
Fixed charges:
Interest expensed and capitalized, net of interest rate and currency swaps related to debt issued for capital purposes	399.0	206.7	189.5	195.8	151.9
Interest on element of rental	5.4	—	—	—	—
Preference security dividend requirements of consolidated subsidiaries	133.9	125.4	132.6	69.1	62.6

Total fixed charges	$538.3	$332.1	$322.1	$264.9	$214.5

Ratio of earnings to fixed charges	7.2	6.4	4.7	5.5	10.9

(a)	For the purpose of calculating the ratio of earnings to fixed charges, “earnings” represent income before minority interest in consolidated subsidiaries, income or loss from equity investees and provision for income taxes, plus fixed charges and distributed income of equity investees, less preference security dividend requirements of consolidated subsidiaries. “Fixed charges” consist of interest expensed and capitalized, which includes amortization of premiums, discounts and capitalized expenses related to indebtedness, net of interest rate and currency swaps related to debt issued for capital purposes, the portion of rental expense that management believes is representative of the interest component of lease expense, and preference security dividend requirements of consolidated subsidiaries.